Yu and Associates CPA Corporation (member of GC Alliance Group)

Certified Public Accountants, Management Consultants

Director, Consultant:
K.K.Yu MBA., CPA.
Frank T. Murphy CPA.

Manager:
Aswin Indradjaja
Debbie Wang MBA., CPA
Ava Yim CPA.
Roy Yun CPA.

Member:
American Institute of CPAs
California Society of CPAs
Center For Audit Quality

Registered:
Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use, in the current report on Form 8-K of Lihua International, Inc. to be filed with the Securities and Exchange Commission on or about November 6, 2008, of our report dated June 25, 2008 on our audit of the consolidated financial statements of Ally Profit Investments Limited. and subsidiaries for the years ended December 31, 2007 and 2006.

Yu and Associates CPA Corp.

Arcadia, California
November 6, 2008

411 E. Huntington Drive, Suite 308, Arcadia, CA 91006
Phone: (626) 446-4000 • Fax: (626) 446-4002 • E-mail: info@yucpausa.com • Web-site: www.yucpausa.com